EXHIBIT 99.1

KIWA BIO-TECH PRODUCTS GROUP CORPORATION REPORTS FISCAL 2004 SECOND QUARTER RESULTS
Monday August 23, 8:30 am ET

LOS ANGELES, Aug. 23, 2004 - KIWA Bio-tech Products Group Corporation ("the Company" or "KIWA"), (OTCBB:KWBT.OB) today announced results for the second quarter of 2004.

Net sales were $239,759 for the second quarter ended June 30, 2004, compared with net sales of $53,458 for the first quarter ended March 31, 2004, an increase of more than 400%. Gross profit for the second quarter ended June 30, 2004 was $163,469, compared with gross profit of $22,447 for the first quarter ended March 31, 2004, an increase of over 700%.

The increase was attributable to the introduction of a series of new products and the Company's expanded sales and marketing efforts in China. On June 29, 2004 the Company announced the addition of 17 new customers and a government partnership in Shandong Province.

"We are very pleased with the efforts of our sales and marketing staff in China. We continue to see increased commitments from customers who are re-ordering the product in greater quantities," commented Wei Li, Chairman and CEO of KIWA. Li added, "Our net sales increased substantially over the previous quarter, and we increased our gross profit significantly on a percentage basis, which demonstrates our efforts to manage our growth."

Net loss decreased $893,291 to $756,955 for the second quarter ended June 30, 2004, as compared to $1,650,246 for the first quarter ended March 31, 2004, but increased $681,671 from $75,284 for the three months ended June 30, 2003. The decrease from the first quarter is attributable to significantly lower reverse merger related expenses in the second quarter. The increase from the same period of last year is primarily the result of charges related to consulting and professional fees, convertible notes, and start of operations in the United States in April 2004. Included in the net loss for the second quarter ended June 30, 2004 are approximately $323,000 of non-cash charges related to convertible loans and professional services.

Li further stated, "We have invested heavily in the launch of our United States operations, an important component to our future growth, and have formed some important US based strategic relationships that will allow us to enter the US market more quickly. Our US operation will give us the right to market and distribute products manufactured by US companies into the Chinese market. We are confident that KIWA will meet its objectives and continue to grow both organically and through partnerships and acquisitions."

            Kiwa Bio-Tech Products Group Corporation and Subsidiaries
                          (A Development Stage Company)
           Condensed Consolidated Statements of Operations (Unaudited)


                                                                                                       June 5, 2002
                                     Three Months Ended June 30,        Six Months Ended June 30,     (Inception) to
                                   ------------------------------     ----------------------------     June 30, 2004
                                       2004             2003              2004            2003         (Cumulative)
                                   ------------      ------------     ------------    ------------     ------------
Net sales ......................   $    239,759      $       --      $    293,217     $       --       $    333,248
Cost of sales ..................         76,290              --           107,301             --            137,595
                                   ------------      ------------    ------------     ------------     ------------
Gross profit ...................        163,469              --           185,916             --            195,653
                                   ------------      ------------    ------------     ------------     ------------

Operating expenses:
  Consulting and professional
    fees .......................         69,573              --            99,460             --            667,063
  Directors' compensation ......         11,599            13,931          20,298           17,555          368,314
  General and administrative ...        201,444            42,705         275,988           86,422          644,924
  Research and development .....         14,210            17,184          26,751           26,904           96,350
  Depreciation and amortization.          8,397             1,761          17,535            3,661           36,425
  Reverse merger costs .........         19,453              --         1,417,434             --          1,467,770
                                   ------------      ------------    ------------     ------------     ------------
  Total costs and expenses .....        324,676            75,581       1,857,466          134,542        3,280,846
                                   ------------      ------------    ------------     ------------     ------------
                                       (161,207)          (75,581)     (1,671,550)        (134,542)      (3,085,193)
                                   ------------      ------------    ------------     ------------     ------------

Interest income (expense), net..        (20,748)              297         (35,651)             609          (48,131)
Amortization of beneficial
  conversion feature of
  convertible notes payable ....       (575,000)             --          (700,000)            --           (700,000)
                                   ------------      ------------    ------------     ------------     ------------

Net loss .......................   $   (756,955)     $    (75,284)   $ (2,407,201)    $   (133,933)    $ (3,833,324)
                                   ============      ============    ============     ============     ============


Net loss per common share -
  basic and diluted ............    $      (0.02)    $     (0.01)     $     (0.07)     $    (0.01)
                                    ============     ============    ============     ============

Weighted average number
  of common shares
  outstanding -
  basic and diluted ............      35,669,259       12,356,670      33,617,015       12,356,670
                                    ============     ============    ============     ============


For more information on KIWA and its products, please refer to the website at: http://www.kiwabiotechgroup.com.

About KIWA Bio-Tech Products Group Corporation

KIWA develops, manufactures and distributes innovative, cost-effective, and environmentally-safe bio-technological products to agricultural and environmental protection markets. The Company's goal is to have people in China and elsewhere in the world eat healthier, drink cleaner and live longer. The Company is a pioneer in commercialization of biotechnology, having an offshore manufacturing base in Shandong Province, China and distributing bio-tech products worldwide.


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


This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

The KIWA logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1093

Contact: KIWA Bio-Tech Products Group Corporation
        James Zhan
        Vice President
        (626) 964-3232
        jameszhan@kiwabiotech.com

        Investor Relations:
        Cinapsys, Inc.
        Mark Moline
        (866) 327-9476
        mark@cinapsys.com